                                                                    Exhibit 3.15


                           CERTIFICATE OF FORMATION

                                      OF

                            EUROSTAR INDUSTRIES LLC

                     A Delaware Limited Liability Company



          1.     The name of the limited liability company is Eurostar
Industries LLC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Eurostar Industries LLC on this 11th day of July, 2000.


                                 EUROSTAR INDUSTRIES LLC


                                 By /s/ Susan K. Allen
                                   _________________________________
                                 Name: Susan K. Allen
                                 Title: Agent